                                                                    EXHIBIT 5(e)

                                 AGREEMENT AMONG

                          AMR INVESTMENT SERVICES TRUST
                          AMR INVESTMENT SERVICES, INC.
                               INTRUST FUNDS TRUST
                                       and
                               BISYS FUND SERVICES

         THIS AGREEMENT is made and entered into as of the 17th day of January, 1997, by and among AMR Investment Services Trust ("AMR Trust"), INTRUST Funds Trust ("Trust"), and BISYS Fund Services ("BISYS").

         WHEREAS, the International Equity Portfolio ("Portfolio") is a series of AMR Trust and the International Multi-Manager Fund ("Fund") is a series of the Trust;

         WHEREAS, the Portfolio and the Fund are each a series of separate open-end management investment companies and each have the same investment objectives and substantially the same investment policies;

         WHEREAS, AMR serves as the manager of the Portfolio and BISYS services as the administrator, sponsor and distributor of the Fund;

         WHEREAS, the Fund desires to invest all of its investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio (the "Investment") on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Portfolio believes that accepting the Investment is in the best interests of the Portfolio and that the interests of existing investors in the Portfolio will not be diluted as a result of its accepting the Investment;

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agrees as follows.


                                    ARTICLE I
                                 THE INVESTMENT

         1.1 Agreement to Effect the Investment. The Fund agrees to assign, transfer and deliver all of the Fund's investable assets ("Asset") to the Portfolio at each Closing (as hereinafter defined). The Portfolio agrees in exchange therefor to issue to the Fund a beneficial interest ("Interest") in the Portfolio equal in value to the net value of the Assets of the Fund conveyed to the Portfolio on that date of Closing.


                                   ARTICLE II
                            CLOSING AND CLOSING DATE

         2.1 Time of Closing. The conveyance of the Assets in exchange for the Interest, as described in Article I, together with related acts necessary to consummate such transactions, shall occur initially on the date the Fund commences an offering of its shares of the Fund to the public and at each subsequent date as the Fund desires to make a further Investment in the Portfolio (each, a "Closing"). All acts occurring at any Closing shall be deemed to occur simultaneously as of the last daily determination of the Portfolio's net asset value on the date of Closing.

         2.2 Related Closing Matters. On each date of Closing, the Trust, on behalf of the Fund, shall authorize the Fund's custodian to deliver all of the Assets held by such custodian to the Portfolio's custodian. The Fund's and the Portfolio's custodians shall acknowledge, in a form acceptable to the other party, their respective delivery and acceptance of the Assets. The Portfolio shall deliver to the Company acceptable evidence of the Fund's ownership of the Interest. In addition, each party shall deliver to each other party such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request. Each of the representations and warranties set forth in Article III shall be deemed to have been made anew on each date of Closing.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 The Trust and BISYS. The Trust and BISYS each represents and warrants to AMR Trust and AMR that:

             (a) Organization. The Trust is a trust duly organized, validly existing and in good standing under the laws of the State of Delaware, the Fund is a duly and validly designated series of the Trust, and the Trust and the Fund have the requisite power and authority to own their property and conduct their business as now being conducted and as proposed to be conducted pursuant to this Agreement.

             (b) Authorization of Agreement. The execution and delivery of this Agreement by the Trust and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Trust and the Fund and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Trust, the performance by the Trust of its obligations hereunder and the consummation by the Trust of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Trust and constitutes a legal, valid and binding obligation of the Trust in respect of the Fund, and is enforceable against them in accordance with its terms.

             (c) Authorization of Investment. The Investment has been duly authorized by all necessary action on the part of the Board of Trustees of the Trust.

             (d) No Bankruptcy Proceedings. Neither the Trust nor the Fund is under the jurisdiction of a court in a proceeding under Title ll of the United States Code (the "Bankruptcy Code") or similar case within the meaning of
Section 368 (a) (3) (A) of the Bankruptcy Code.

             (e) Fund Assets. The Fund's Assets will, at the initial Closing, consist solely of cash.

             (f) Fiscal Year. The fiscal year end for the Fund is October 31.

             (g) Auditors. The Trust has appointed KPMG Peat Marwick LLP as the Fund's independent public accountants to certify the Fund's financial statements in accordance with Section 32 of the Investment Company Act of 1940, an amended ("1940 Act").

             (h) Registration Statements. The Trust and BISYS (1) have reviewed the Portfolio's registration statement on Form N-1A, as filed with the Securities and Exchange Commission ("SEC"), and the Trust understands and agrees to the Portfolio's policies and methods of operation as described therein, and (2) have provided to AMR Trust and AMR the Trust's most recent registration statement on Form N-1A, as filed with the SEC, and all exhibits contained or incorporated therein.

             (i) Errors and Omissions Insurance Policy. The Trust has in force an errors and omissions liability insurance policy insuring the Fund against loss up to at least $2,000,000 for negligence or wrongful acts.

             (j) SEC Filings. The Trust has duly filed all forms and other documents (collectively, "SEC Filings") required to be filed under the Securities Act of 1933, as amended ("1933 Act"), the Securities Exchange Act of 1934 ("1934 Act") and the 1940 Act (collectively, the "Securities Laws") in connection with the registration as an investment company. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (k) 1940 Act Registration. The Trust is duly registered as an open-end management investment company under the 1940 Act and the Fund and its shares are registered or qualified in any states where such registration or qualification is necessary and such registrations or qualifications are in full force and effect.

         3.2 The Portfolio and AMR. The Portfolio and AMR each represents warrants to the Trust and BISYS that:

             (a) Organization. AMR Trust is a trust duly organized, validly existing and in good standing under the common law of the State of New York, the Portfolio is duly and validly designated series of AMR Trust, and AMR Trust the Portfolio have the requisite power and authority to own their property and conduct their business as now being conducted and as proposed to be conducted pursuant to this Agreement.

             (b) Authorization of Agreement. The execution and delivery of this Agreement by AMR Trust on behalf of the Portfolio and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of AMR Trust by its Board of Trustees and no other action on the part of AMR Trust by its Board of Trustees and no other action on the part of AMR necessary for the execution and delivery of this Agreement by AMR Trust, the performance by AMR Trust of its obligations hereunder and the consummation by AMR Trust of the transactions contemplated hereby. This Agreement has been duly executed and delivered by AMR Trust and constitutes a legal, valid and binding obligation of AMR Trust enforceable against it in accordance with its terms.

             (c) Authorization of Issuance of Interest. The issuance by the Portfolio of the Interest in exchange for the Investment by the Fund of its Assets has been duly authorized by all necessary action on the part of the Board of Trustees of AMR Trust. When issued in accordance with the terms of this Agreement, the Interest will be validly issued, fully paid and non-assessable by the Portfolio.

             (d) No Bankruptcy Proceedings. Neither AMR Trust or the Portfolio is under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368 (a) (3) (A) of the Bankruptcy Code.

             (E) Fiscal Year. The Fiscal year end of the Portfolio is October
31.

             (f) Auditors. The Portfolio has appointed Ernst & Young LLP as the Portfolio's independent public accountants to certify the Portfolio's independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act.

             (g) Registration Statement. The Trust and AMR have reviewed the Trust's registration statement on Form N-1A which were provided to the Trust and AMR pursuant Section 3.1 (h) of this Agreement tot extent that such registration statement and exhibits relate to the Fund.

             (h) Errors and Omissions Insurance Policy. AMR Trust and AMR have in force an errors and omissions liability insurance policy insuring the Portfolio against loss up to at least $10,000,000 for negligence or wrongful acts.

             (i) SEC Filings. The Portfolio has duly filed all SEC Filings required to be filed with the SEC pursuant to the 1934 Act and the 1940 Act in connection with any meetings of its investors and its registration as an investment company. Beneficial interests in the Portfolio are not required to be registered under the 1933 Act because such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4 (2) of the 1933 Act. The SEC Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (j) 1940 Act Registration. The Portfolio is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

             (k) Tax Status. The Portfolio is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").

         3.3 AMR. AMR represents and warrants to the Trust and BISYS that:

             (a) Organization. AMR is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as now being conducted.

             (b) Authorization of Agreement. The execution and delivery of this Agreement by AMR have been duly authorized by all necessary action on the part of AMR and no other action or proceeding is necessary for the execution and delivery of this Agreement by AMR. This Agreement has been duly executed and delivered by AMR and constitutes a legal, valid and binding obligation of AMR.

             (c) Advisers Act. AMR is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

         3.4 BISYS. BISYS represents and warrants to the Trust and AMR that:

             (a) Organization. BISYS is a limited partnership validly existing and in good standing under the laws of Ohio and has the requisite power and authority to conduct its business as now being conducted.

             (b) Authorization of Agreement. The execution and delivery of this Agreement by BISYS have been duly authorized by all necessary action on the part of BISYS and no other action or proceeding is necessary for the execution and delivery of this Agreement by BISYS. This Agreement has been duly executed and delivered by BISYS and constitutes a legal, valid and binding obligation of BISYS.


                                   ARTICLE IV
                                    COVENANTS

         4.1 The Trust and BISYS. The Trust and BISYS covenant as follows:

             (a) Advance Review of Certain Documents. Either the Trust or BISYS will furnish to AMR Trust and AMR, at least five business days prior to filing or first use, as the case may be, with a draft of any amendment or supplement to its Form N-1A registration statement to the extent that such document relates to the Fund. Any proposed advertisement or sales literature relating to the Fund will be furnished to AMR Trust and AMR by the party responsible for preparing such materials with appropriate regulators or first use, whichever is sooner. The Trust and BISYS will include in all such materials which relate to the Fund any disclosures that may be required by law, and will include in all such materials any material comments reasonably made by AMR or AMR Trust. However, AMR and AMR Trust will not be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided by AMR or AMR Trust. The Trust and BISYS will not make any other written or oral representation about the AMR Trust or AMR without their prior written consent.

             (b) Tax Status. The Fund will qualify for treatment as a regulated investment company under Subchapter M of the Code for all fiscal periods of the Fund and Portfolio during which this Agreement is in effect, except to the extent a failure to so qualify may result from any action or omission of the Portfolio.

             (c) Investment Securities. The Fund will own no investment security other than its Interest in the Portfolio.

             (d) Proxy Voting. If requested to vote on matters pertaining to AMR Trust or the Portfolio, the Fund will (1) call timely meeting of shareholders of the Fund for the purpose of seeking instructions from shareholders regarding such matters, (2) vote the Fund's Interest proportionally as instructed by Fund shareholders, and (3) vote the Fund's Interest with respect to the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions.

             (e) Auditors. As long as the Fund's independent public accountants differ from those of the Portfolio, the Fund shall be responsible for any reasonable costs and expenses associated with the need for the Portfolio's independent public accounts to provide information to the Fund's independent public accountants.

         4.2 Indemnification by the Trust.

             (a) Indemnification. The Trust will indemnify and hold harmless ARM Trust, the Portfolio, AMR and their respective trustees, directors, officers and employees and each other person who controls AMR Trust, the Portfolio or AMR, as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless the Trust elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which:

         (1) arise out of or are based upon any Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Trust or the Fund (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Portfolio to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Portfolio or AMR;

         (2) arise out of the Trust or Fund having caused the Portfolio to be an association taxable as a corporation rather than as a partnership;

         (3) arise out of any misstatement of a material fact or an omission of a material fact in the Trust's registration statement (including amendments and supplements thereto) or in advertisements or sales literature on behalf of the Trust, other than a misstatement or omission arising from information provided by AMR Trust, the Portfolio or AMR;

         (4) result from the failure of any representation or warranty made by the Trust or Fund to be accurate when made or the failure of such parties to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

         (5) arise out of any unlawful or negligent act or omission by the Trust or Fund or any trustee, director, officer, employee of such persons;

provided, however, that in no case shall the Trust be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified the Trust in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of the Trust, the Portfolio or a Covered Person. Failure to notify the Trust of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise that on account of the indemnification contained in this Section.

             (b) Assumption of Defense. The Trust is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Trust elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event the Trust elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (1) The Trust shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person and the Trust, and any such Covered Person has been advised by counsel that one or more legal defenses may be available t it that may not be available to the Trust, in which case the Trust shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Trust shall not be liable to indemnify any Covered Person for any settlement of any claim affected without the Trust's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Trust in respect of the Fund might otherwise have to a Covered Person.

         4.3 Indemnification by BISYS.

             (a) Indemnification. BISYS will indemnify and hold harmless ARM Trust, the Portfolio, AMR and their respective trustees, directors, officers and employees and each other person who controls AMR Trust, the Portfolio or AMR, as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless BISYS elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which:

         (1) arise out of any misstatement of a material fact or an omission of a material fact provided by BISYS in the Trust's registration statement (including amendments and supplements thereto) or in advertisements or sales literature prepared by BISYS on behalf of the Trust, other than a misstatement or omission arising from information provided by AMR Trust, the Portfolio or AMR;

         (2) result from the failure of any representation or warranty made by BISYS to be accurate when made or the failure of such parties to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

         (3) arise out of any unlawful or negligent act or omission by BISYS or any director, officer, employee or agent of BISYS;

provided, however, that in no case shall BISYS be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified BISYS in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of BISYS, the Portfolio or a Covered Person. Failure to notify BISYS of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

             (b) Assumption of Defense. BISYS is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if BISYS elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event BISYS elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (1) BISYS shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person and BISYS, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to BISYS, in which case BISYS shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. BISYS shall not be liable to indemnify any Covered Person for any settlement of any claim affected without BISYS' written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Trust in respect of the Fund might otherwise have to a Covered Person.

         4.4 AMR and AMR Trust. AMR and AMR Trust, on behalf of the Portfolio, covenants as follows:

             (a) Advance Review of Certain Documents. AMR and AMR Trust will furnish to the Trust of BISYS, at least five business days prior to filing or first use, as the case may be, with a draft of any amendment or supplement to its Form N-1A registration statement to the extent that such document relates to any change in the investment practices of the Portfolio. AMR and AMR Trust will not make any written or oral representation about the Trust, Fund or BISYS without their prior written consent.

             (b) Tax Status. The Portfolio will qualify to be taxed as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify results in whole or in part from any action or omission of the Fund.

             (c) Availability of Interests. Conditional upon the Company complying with the terms of this Agreement, the Portfolio shall permit the Fund to make additional Investments in the Portfolio on each business day on which shares of the Fund are sold to the public; provided, however, that the Portfolio may refuse to permit the Fund to make additional Investments in the Portfolio on any day on which (1) the Portfolio has refused to permit all other investors in the Portfolio to make additional Investments in the Portfolio or (2) the Trustees of the Portfolio have reasonably determined that permitting additional Investments by the Fund in the Portfolio could constitute a breach of their fiduciary duties to the Portfolio.

         4.5 Indemnification by AMR.

             (a) Indemnification. AMR will indemnify and hold harmless the Fund, BISYS, their respective trustees, directors, officers and employees and each other person who controls the Fund or BISYS, as the case may be, within the meaning of Section 15 of the 1933 Act (each "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each "Liability" and collectively the "Liabilities") (including, unless AMR elects to assume the defense pursuant to paragraph (b), the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, whether incurred directly by the Fund or BISYS or indirectly by the Fund or BISYS through the Fund's Investment in the Portfolio, which

         (1) arise out of or are based upon any Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Portfolio (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Fund to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Trust, Fund or BISYS;

         (2) arise out the Portfolio having caused the Fund to fail to qualify as a regulated investment company under the Code;

         (3) arise out of any misstatement of a material fact or an omission of a material fact in the Portfolio's registration statement (including amendments and supplements thereto) or included at the request of AMR or the Portfolio in advertising or sales literature used by the Fund, other than a misstatement of a material fact or an omission arising from information provided by the Trust, Fund or BISYS;

         (4) result from the failure of any representation or warranty made by the Portfolio or AMR to be accurate when made or the failure of such parties to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

         (5) arise out of any unlawful or negligent act or omission by the Portfolio, AMR or any director, trustee, officer, employee or agent of such persons;

provided, however, that in no case shall AMR be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified AMR in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Trust, BISYS or a Covered Person. Failure to notify AMR of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

             (b) Assumption of Defense. AMR is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if AMR elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which consent shall not be unreasonably withheld or delayed. In the event AMR elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (1) AMR shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person and BISYS, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to BISYS, in which case BISYS shall not be entitled to assume the defense of such suit notwithstanding the obligation to bear the fees and expenses of such counsel. AMR shall not be liable to indemnify any Covered Person for any settlement of any such claim effected without BISYS' written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Portfolio might otherwise have to a Covered Person.

         4.6 In-Kind Redemption. If the Fund desires to withdraw or redeem all of its Interests in the Portfolio, the Portfolio can effect such redemption "in kind" and in such a manner that the securities delivered to the Fund's custodian for the account of the Fund will mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption. No other withdrawal or redemption of any Interest in the Portfolio will be satisfied by means of an "in kind" redemption except in compliance with Rule 18f-1 under the 1940 Act.

         4.7 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

         5.1 Conditions Precedent. The obligations of each party to consummate the transactions provided for herein shall be subject to (a) performance by such other parties of all the obligations to be performed by the other parties hereunder on or before each Closing, and (b) all representations and warranties of the other parties contained in this Agreement being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of each date of Closing, with the same force and effect as if made on and as of the time of such Closing.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 Notification of Certain Matters. Each party will give prompt notice to the other parties of (a) the occurrence of non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause either (1) any representation or warranty contained in this Agreement to be untrue or inaccurate, or (2) any condition precedent set forth in Article V hereof to be unsatisfied in any material respect at the time of any Closing and (b) any material failure of a party or any trustee, director, officer, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any pursuant to this Section 6.1 shall not limit or the party receiving such notice.

         6.2 Access to Information. The Portfolio and the Fund shall afford each other access at all reasonable times to such party's officers, employees and agents and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as reasonably requested; provided, however, that nothing contained herein shall obligate any party to provide another party with access to their books and records as they relate to any series of the Trust or AMR Trust, except as may be required to comply with applicable law or any provision of this Agreement.

         6.3 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

         6.4 Public Announcements. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.


                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination.

         (a) This Agreement may be terminated by the mutual agreement of all parties.

         (b) This Agreement may be terminated at any time by the Trust by redeeming all of the Fund's Interest in the Portfolio.

         (c) This Agreement may be terminated on not less than 30 days' prior written notice by AMR or the Trust to the Fund and BISYS.

         (d) This Agreement may be terminated immediately at any time upon written notice to the other parties in the event that form proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party.

         (e) The indemnification obligations in Article IV shall survive the termination of this Agreement.

         7.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

         7.3 Waiver. At any time prior to any Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein.


                                  ARTICLE VIII
                                     DAMAGES

         8.1 Damages. The parties agree that, if this Agreement is breached, the remedy of money damages would not be adequate and agree that injunctive relief would be the appropriate relief.


                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications given or made pursuant hereto shall to in writing and shall be deemed to have duly given or made when actually received in person or by fax, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

         If to AMR or         AMR Investment Services, Inc.
         AMR Trust:           4333 Amon Carter Boulevard, MD-5645
                              Fort Worth, Texas 76155
                              Attn.:  Barry Y. Greenberg, Esq.
                              Tel.:   (817) 967-3514
                              Fax:    (817) 967-0768

         If to the Trust or   INTRUST Funds Trust
         or the Fund:         105 North Main Street
                              Box One
                              Wichita, KS 67202

                              Attn.:  Phillip Owings
                              Tel.:   (316) 383-1458
                              Fax:    (316) 383-5879

               with a copy    Steven R. Howard, Est.
               to:            Baker & McKenzie
                              805 Third Avenue
                              New York, NY 10022
                              Tel.:   (212) 891-3000
                              Fax:    (212) 891-3885

         If to BISYS:         BISYS Fund Services
                              3435 Stelzer Road
                              Columbus, OH 43219
                              Attn.:  George O. Martinez
                              Tel.:   (614) 470-8656
                              Fax:    (614) 470-8625

         9.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         9.3 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         9.5 Entire Agreement. This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of any party to this Agreement (or any officer, director, trustee, employee or agent thereof) to induce any other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties expressly set forth herein.

         9.6 Successors and Assignments. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

         9.7 Governing Law. This Agreement shall be governed by the construed in accordance with the laws of the State of Texas without giving effect to the choice of law or conflicts of law provisions thereof.

         9.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

         9.9 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         9.10 Interpretation. Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

         9.11 Limitation of Liability. The parties acknowledge that the Trust and AMR Trust have entered into this Agreement solely on behalf of the Fund and Portfolio, respectively, and that no other series of Trust or AMR Trust shall have any obligation hereunder with respect to any liabilities arising hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.


                               AMR INVESTMENT SERVICES, INC.

                               By  /s/ William F. Quinn
                                  ----------------------------------------------
                                   William F. Quinn, President

                               AMR INVESTMENT SERVICES TRUST,
                               on behalf of itself and the International Equity Portfolio, a series thereof

                               By  /s/ William F. Quinn
                                  ----------------------------------------------
                                   William F. Quinn, President

                               INTRUST FUNDS TRUST,
                               on behalf of itself and the International Multi-Manager Fund, a series thereof

                               By  /s/ Carrie Zuckerman
                                  ----------------------------------------------
                                   Carrie Zuckerman, Secretary

                               BISYS Fund Services

                               By  /s/ George O. Martinez
                                  ----------------------------------------------
                                   George O. Martinez, Senior Vice President